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Exhibit 11
----------

                         Pinnacle Entertainment, Inc.
                       Computation of Per Share Earnings

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
                                                                             For the three months ended December 31,
                                                          -----------------------------------------------------------------------
                                                                             Basic                             Diluted(a)
                                                          -----------------------------------------------------------------------
                                                            2001            2000          1999         2001       2000      1999
                                                          --------         -------      --------     -------    -------   -------
                                                                          (in thousands, except per share data unaudited)
Average number of common shares outstanding                 25,444          26,421      26,145       25,444      26,421     26,145
Average common shares due to assumed conversion of
  stock options                                                  0               0           0           79       1,085        854
                                                          --------         -------     -------     --------     -------    -------
Total shares                                                25,444          26,421      26,145       25,523      27,506     26,999
                                                          ========         =======     =======     ========     =======    =======

Net income before extraordinary item                      ($22,244)        ($6,141)    $ 3,971     ($22,244)    ($6,141)   $ 3,971
Extraordinary item, net of income taxes                          0               0           0            0           0          0
                                                          --------         -------     -------     --------     -------    -------
Net (loss) Income                                         ($22,244)        ($6,141)    $ 3,971     ($22,244)    ($6,141)   $ 3,971
                                                          ========         =======     =======     ========     =======    =======

Net income before extraordinary item per share              ($0.87)         ($0.23)    $  0.15       ($0.87)     ($0.22)   $  0.15
Extraordinary item per share, net of income taxes             0.00            0.00        0.00         0.00        0.00       0.00
                                                          --------         -------     -------     --------     -------    -------
Net (loss) Income per share                                 ($0.87)         ($0.23)    $  0.15       ($0.87)     ($0.22)   $  0.15
                                                          ========         =======     ========    ========     =======    =======

                                                                                 For the year ended December 31,
                                                          -----------------------------------------------------------------------
                                                                             Basic                             Diluted(a)
                                                          -----------------------------------------------------------------------
                                                            2001            2000          1999         2001       2000      1999
                                                          --------         -------      --------     -------    -------   -------
                                                                        (in thousands, except per share data unaudited)
Average number of common shares outstanding                 25,814          26,335      25,966       25,814      26,335     25,966
Average common shares due to assumed conversion of
  stock options                                                  0               0           0          104       1,121        363
                                                          --------         -------     -------     --------     -------    -------
Total shares                                                25,814          26,335      25,966       25,918      27,456     26,329
                                                          ========         =======     =======     ========     =======    =======

Net (loss) Income before extraordinary item               ($28,649)        $79,492     $44,047     ($28,649)    $79,492    $44,047
Extraordinary item, net of income taxes                          0           2,653           0            0       2,653          0
                                                          --------         -------     -------     --------     -------    -------
Net (loss) income after extraordinary item                ($28,649)        $76,839     $44,047     ($28,649)    $76,839    $44,047
                                                          ========         =======     =======     ========     =======    =======

Net (loss) Income before extraordinary item per share       ($1.11)        $  3.02     $  1.70       ($1.11)    $  2.90    $  1.67
Extraordinary item per share, net of income taxes             0.00           (0.10)       0.00         0.00       (0.10)      0.00
                                                          --------         -------     -------     --------     -------    -------
Net (loss) Income after extraordinary item per share        ($1.11)        $  2.92     $  1.70       ($1.11)    $  2.80    $  1.67
                                                          ========         =======     =======     ========     =======    =======
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(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.